EXHIBIT 99.1


                                [SIX FLAGS LOGO]


                   STATEMENT REGARDING NEW YORK STOCK EXCHANGE
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                                LISTING STANDARDS
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New York, NY - October 31, 2008 -- Six Flags, Inc. (NYSE: SIX) announced today that it has received notification from the New York Stock Exchange ("NYSE") that the Company is not in compliance with the continued listing standards of the NYSE because the thirty-day average market capitalization of the Company's common stock has been less than $75 million and, at the same time, the Company's stockholders' equity on its consolidated balance sheet has been less than $75 million. Under applicable NYSE rules, the Company must respond to the NYSE within forty-five days from the receipt of the NYSE's notification with a plan that demonstrates the Company's ability to achieve compliance with the continued listing standards within eighteen months from the receipt of the NYSE's notification. The Company intends to consider all available alternatives to achieve compliance and intends to timely submit a plan to the NYSE that demonstrates the Company's ability to achieve compliance. Subject to the NYSE's acceptance of the Company's plan and the Company's compliance with the NYSE's other continued listing standards, the Company's common stock will remain listed on the NYSE during the eighteen-month period. Failure to be listed on the NYSE does not constitute a default under any of the Company's debt instruments.


About Six Flags

Six Flags, Inc. is the world's largest regional theme park company with 20 parks across the United States, Mexico and Canada. Founded in 1961, Six Flags has provided world class entertainment for millions of families with cutting-edge, record-shattering roller coasters and appointment programming and special events such as the weekly Summer Concert Series, Fright Fest and Holiday in the Park. Now 47 years strong, Six Flags is recognized as the preeminent thrill innovator while reaching to all demographics -- families, teens, tweens and thrill seekers alike -- with themed attractions based on the Looney Tunes characters, the Justice League of America, skateboarding legend Tony Hawk, The Wiggles and Thomas the Tank Engine. Six Flags, Inc. is a publicly-traded corporation (NYSE:SIX) headquartered in New York City.


Forward Looking Statements:

The information contained in this news release, other than historical information, consists of forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, among others, Six Flags' success in implementing its new business strategy. Although Six Flags believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors, including factors impacting attendance, such as local conditions, events, disturbances and terrorist activities, risk of accidents occurring at Six Flags' parks, adverse weather conditions, general economic conditions (including consumer spending patterns), competition, pending, threatened or future legal proceedings and other factors could cause actual results to differ materially from Six Flags' expectations. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions "Cautionary Note Regarding Forward-Looking Statements" and "Risk Factors" in Six Flags' Annual Report on Form 10-K for the year ended December 31, 2007, which is available free of charge on Six Flags' website http://www.sixflags.com.

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Media Contact:  Sandra Daniels - (212) 652-9360
Investor Relations:  William Schmitt - (203) 682-8200